 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-292986
This preliminary prospectus supplement relates to an effective registration statement filed with the U.S. Securities and Exchange Commission but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein and are not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 5, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
Blaize Holdings, Inc.
                      Shares of Common Stock
Pursuant to this prospectus supplement and the accompanying prospectus, we are offering                   shares of our common stock, par value $0.0001 per share (“common stock”).
Our common stock is listed on The Nasdaq Global Market, or Nasdaq, under the symbol “BZAI.” On May 4, 2026, the last reported sale price of our common stock on Nasdaq was $2.33 per share.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-10 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to Blaize Holdings, Inc. before expenses	$	$
__________________
(1)For additional information about the expenses for which we have agreed to reimburse the underwriters in connection with this offering, see “Underwriting” beginning on page S-17 of this prospectus supplement.
Sole Book-Running Manager

Northland Capital Markets

Co-Manager
Benchmark, a StoneX company
The date of this prospectus supplement is          , 2026.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in their entirety before making your investment decision. You should also read and consider the information in the documents to which we have referred you in the section titled “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions in which offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “Blaize,” “we,” “our” and “us” in this prospectus, we mean Blaize Holdings, Inc. or its consolidated subsidiary, unless otherwise specified. When we refer to “you,” we mean the holders of our common stock.

We use our registered trademark, Blaize Holdings, Inc., in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations.
Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov.
Our website address is https://www.blaize.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. We have included our website address as an inactive textual reference only.
This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Contracts and other documents are or may be filed as exhibits to the registration statement or may be incorporated by reference in the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information.
Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):
•Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 24, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026.
•Our Current Reports on Form 8-K filed with the SEC on January 5, 2026 and April 22, 2026.
•The description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on December 8, 2021, as most recently updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 24, 2026, including any amendments or reports filed for the purpose of updating such description.
•The description of our Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on April 22, 2026.
All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Blaize Holdings, Inc.
4659 Golden Foothill Parkway, Suite 206
El Dorado Hills, CA 95762
(916) 347-0050
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. You should read this entire prospectus supplement, the accompanying prospectus and any applicable free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2025, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
THE COMPANY
Overview
Blaize develops purpose-built, transformative artificial intelligence (“AI”)-enabled computing solutions comprised of both our proprietary hardware and software, and complementary third-party hardware solutions, as further described below. Our computing solutions are designed for efficient processing of AI inference workloads across edge and data center environments. Our architecture supports AI workloads where latency, power efficiency, and cost efficiency are important considerations. Our systems can process data locally at the edge or within data center infrastructure, depending on deployment requirements. Local processing can reduce bandwidth usage and support latency-sensitive applications requiring real-time decision making.
Our portfolio includes highly efficient programmable AI processors in a broad range of form factors, deployable across several verticals, including smart city, defense, retail and enterprise markets. Our accelerated AI computing platforms enable applications such as computer vision, advanced video analytics, and AI inference, and our software tools allow non-expert practitioners to deploy existing and novel AI applications on our hardware without the need to learn or use source code.
Recent Developments
Preliminary First Quarter Revenue
On April 14, 2026, the Company announced preliminary expected revenue for the first quarter of 2026 of approximately $2.7 million. Results were primarily impacted by temporary supply chain constraints that affected shipment timing, despite solid underlying customer demand. The Company also confirmed that it will secure the inventory to deliver approximately $10-12 million to a customer in late April or May 2026.
These results are preliminary, unaudited and represent the most recent current information available to Company management. The Company’s actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures and final adjustments.
Business Update
On April 14, 2026, the Company announced the receipt of a new contract (the “NeoTensr Agreement”) with NeoTensr Co., Ltd. (“NeoTensr”) for up to $50.0 million in revenue within the first year of the NeoTensr Agreement, subject to NeoTensr’s issuance of purchase orders. The up to $50.0 million of potential revenue under the NeoTensr Agreement is in addition to the $23.8 million earned by Blaize in the fourth quarter of 2025 from a NeoTensr purchase order. We expect to commence fulfillment under the NeoTensr Agreement in the second quarter of 2026.
In April 2026, at GITEX Asia, Blaize announced the launch of Blaize AI Services to transform AI infrastructure into production-ready APIs. The new platform is designed to help cloud providers, data center operators, system integrators, and enterprises deploy application-level AI services faster, reduce cost per query, and create recurring AI service revenue.

Customers
Historical Revenue and Growth Expectations
Our revenue has been generated from a limited number of significant customers, some of whom have been, and may in the future be, related parties. For the year ended December 31, 2025, two major customers located in China accounted for 61% and 27% of our total revenue, respectively. Neither of these customers was a related party. In 2025, all of our revenue was attributable to sales of hardware and software products, with no revenue generated from services.
In 2024, 98% of our revenue was attributable to two different customers, located in the United States and Japan, both of whom were related parties. In 2024, substantially all of our revenue was derived from providing strategic consulting services, and these service contracts have since expired.
Since our revenue is currently concentrated among a small number of customers, revenue recognized from any one significant customer may change the geographical mix of our revenue. Going forward, we expect to derive revenue primarily from sales of hardware and software products and also from strategic consulting services.
Purchase Order Contract Agreement (the “POCA”) in the Persian Gulf Region
On May 1, 2024, Blaize entered into a Purchase Order Contract Agreement (the “POCA”) with a UAE private company (the “POCA Counterparty”) that provides defense and other solutions to government entities in the Gulf Cooperation Council region. The initial agreement related to solutions for a defense entity in UAE (collectively, the “Customer”). The POCA was amended on October 18, 2024 to add additional detail regarding hardware and software requirements and estimated delivery schedules. Under the POCA, Blaize expects to provide several solutions to the POCA Counterparty that require low latency, low power and high-performance compute in the field. Specifically, the POCA Counterparty, as the Technical Service Provider (“TSP”) licensed by the Department of Economic Development, Abu Dhabi, Government of United Arab Emirates, and Blaize, as the supplier of equipment, software and/or managed services to TSP for the purpose of installation, provision, operations and/or maintenance of TSP’s networks (in such capacity, the “Vendor”), agreed that the Vendor will supply equipment and services for consideration of up to $104.0 million. Blaize will provide its technology platform to TSP on a project-by-project basis. Each of the project offerings includes a specific combination of Blaize’s software and hardware products, as well as customized delivery, development and installation solutions, to be determined by each end user’s specific needs.
The POCA established a timeline for each of the projects, including deadlines for the deliverables that TSP will require, beginning in the third quarter of 2024 through the fourth quarter of 2025. The timelines were predicated on the Customer defining the first field trials based on its data, after which production of the final solutions would commence. The POCA will continue to be in full force and effect unless terminated earlier by TSP.
Performance of the parties’ obligations under the POCA has been delayed as the Customer changed its initial field trial priorities. As of March 31, 2026, Blaize has not shipped any products or received any payments from the POCA Counterparty. Under the terms of the POCA, Blaize must receive advance payment by the POCA Counterparty before the shipment of any product. Though no revenues have been realized under the terms of the POCA to date, Blaize is expecting to initiate work on field trials once the Customer has identified the specific use cases and provides access to its data. The pace of deployment is contingent on the timing of the Customer’s decisions, and there is no guarantee that field trials will be successful.
We believe that the solutions Blaize is currently developing for TSP and the Customer demonstrate Blaize’s capability to create a full-stack solution for the defense and other industries, and we have been in discussions with the POCA Counterparty throughout 2025 about additional potential opportunities, though there can be no guarantee that such discussions will result in any definitive agreement between the parties.

Emerging Growth Company and Smaller Reporting Company Status
We are an emerging growth company (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they apply to private companies. We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.
In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.
We will remain an EGC under the JOBS Act until the earliest of (i) December 31, 2026, which is the last day of our first fiscal year following the fifth anniversary of the closing of BurTech Acquisition Corp.’s initial public offering, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.
We have also elected to avail ourselves of smaller reporting company (“SRC”) status, which is currently available to us as our annual revenues are less than $100.0 million, while at the same time, our public float is less than $700.0 million. Should our annual revenues exceed $100.0 million, then we may continue to elect SRC status if our public float is less than $250.0 million. Annual revenues are determined with reference to our full year revenues as reported on Form 10-K each year, and public float is determined annually at a measurement date of June 30 of each year by multiplying the number of shares of common stock held by non-affiliates by the closing share price of our common stock on June 30 of that year. SRC status allows us, but does not require us, to provide scaled disclosures in our annual reports on Form 10-K and our quarterly reports on Form 10-Q.
The public float and revenue calculations described above also determine our status as an accelerated or non-accelerated filer. Currently, as our revenues are less than $100.0 million, we are a non-accelerated filer, and as long as we are a non-accelerated filer (as determined each year on June 30 as described above) we are not required to provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. Should our revenues exceed $100.0 million and should our public float continue to be in excess of $75.0 million, we would then become an accelerated filer, commencing with our next Annual Report on Form 10-K.
Company Background
On January 13, 2025, subsequent to the end of fiscal year ended December 31, 2024, BurTech Acquisition Corp., a Delaware corporation (“BurTech”), completed the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of December 22, 2023 (as amended on April 22, 2024, October 24, 2024, and November 21, 2024, the “Merger Agreement”), by and among BurTech, BurTech Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of BurTech (“Merger Sub”), Blaize, Inc., a Delaware

corporation (“Legacy Blaize”) and for the limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company (“Burkhan”). As contemplated by the Merger Agreement, on January 13, 2025, Merger Sub merged with and into Legacy Blaize, with Legacy Blaize being the surviving company and a wholly owned subsidiary of BurTech (the “Merger”, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). We changed our name from “BurTech Acquisition Corporation” to “Blaize Holdings, Inc.” in connection with the closing of the Business Combination. The Merger was accounted for as a reverse merger and recapitalization and BurTech was considered the acquired company for financial statement reporting purposes.
Corporate Information
Our common stock is listed on Nasdaq under the symbol “BZAI.” Our principal executive offices are located at 4659 Golden Foothill Parkway, Suite 206, El Dorado Hills, California, 95762, and our telephone number is (916) 347-0050. Our website address is www.blaize.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Common stock offered by us	shares of our common stock (or shares if the underwriters exercise in full their option to purchase additional shares).

Common stock to be outstanding after this offering	shares of our common stock (or shares if the underwriters exercise in full their option to purchase additional shares).

Underwriters’ option to purchase additional shares
We have granted the underwriters an option to purchase up to           additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds
We estimate that we will receive net proceeds from this offering of $           million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering primarily for working capital and other general corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received in this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. See “Use of Proceeds” on page S-14.

Risk factors
You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock. See “Risk Factors” on page S-10.

Nasdaq symbol	“BZAI”
The number of shares of our common stock that will be outstanding immediately after this offering is based on 123,307,021 shares of our common stock outstanding as of May 1, 2026, and excludes the following:
•29,698,250 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $11.50 per share;
•9,375,000 shares of common stock issuable upon the exercise of outstanding warrants issued in November 2025, with an exercise price of $5.00 per share;
•29,056,015 shares of common stock issuable upon the exercise of outstanding options, at an average exercise price of $1.39 per share, of which 19,765,037 were vested and exercisable as of such date;
•8,693,492 shares of common stock underlying restricted stock units;
•17,952,676 shares of common stock reserved for future issuance under the 2025 Incentive Award Plan;
•3,047,669 shares of common stock reserved for issuance under the 2025 Employee Stock Purchase Plan; and
•17,600,000 shares of common stock reserved as earnout shares related to the Business Combination
Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options and warrants described above.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should consider the risks, uncertainties and other factors described in this prospectus supplement, the accompanying prospectus, under the caption "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents which are incorporated by reference herein and therein, together with all of the other information included in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these or any unanticipated risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and the trading price of our securities could decline, causing you to lose some or all of your investment in our securities.
Risks Relating to this Offering
The price of our common stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.
The trading price of our common stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:
•actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•changes in the market’s expectations about our operating results;
•our ability to access adequate project financing, commercial borrowings and debt and equity capital markets to fund our operations or any significant anticipated capital expenditures;
•the degree and nature of our competition;
•operating results failing to meet the expectations of securities analysts or investors in a particular period;
•changes in financial estimates and recommendations by securities analysts concerning us or the industry in which we operate in general;
•operating and stock price performance of other companies that investors deem comparable to us;
•changes in laws and regulations affecting our business;
•announcements by us or our competitors of significant business developments, partnerships or acquisitions;
•commencement of, or involvement in, litigation involving us;
•changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
•the volume of shares of our common stock available for public sale;
•any major change in the Board or management;
•sales of substantial amounts of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and
•general economic and political conditions such as recessions, changes in interest rates, changes in fuel prices, international currency fluctuations and acts of war, terrorism, civil unrest, or pandemics.

The cumulative effects of the factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful.
This variability and unpredictability could also result in us failing to meet the expectations of industry or financial analysts or investors for any period. If we are unable to realize our objectives associated with our business plan, or if our operating results fall below the expectations of analysts or investors or below any guidance we may provide, or if any guidance we provide is below the expectations of analysts or investors, it could cause the market price of our common stock to decline.
If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution of your investment.
The price of our common stock in this offering is substantially higher than the net tangible book value per share of our outstanding common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent our outstanding options or warrants are exercised, and to the extent we issue additional shares of our common stock or securities convertible or exchangeable into shares of our common stock, you will incur further dilution. Based on a public offering price of $ per share of common stock, you will experience immediate dilution of $ per share of common stock, representing the difference between our as adjusted net tangible book value per share, after giving effect to this offering and the public offering price. See “Dilution” on page S-16 of this prospectus supplement.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for working capital and general corporate purposes. The failure by our management to apply these funds effectively could harm our business.
Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
Moreover, we have filed a registration statement on Form S-8 registering all shares of common stock underlying equity awards that we may issue under our equity compensation plans. Once registered on Form S-8, shares underlying these equity awards can be freely sold in the public market upon issuance, subject to volume, notice and manner of sale limitations applicable to affiliates.

We currently have on file with the SEC a universal registration statement which allows us to offer and sell up to $250.0 million of our securities from time to time pursuant to one or more offerings at prices to be determined at the time of sale, including the securities being offered in this offering.
We have entered into a Rights Agreement, and if the holders exercise their share purchase rights under such agreement, it could materially adversely affect the price of our common stock and cause dilution to our existing stockholders.
On April 22, 2026, our Board of Directors (the “Board”) entered into a Rights Agreement (the “Rights Agreement”) with Continental Stock Transfer & Trust Company, as Rights Agent, that was previously approved by the Board. Pursuant to the Rights Agreement, the Board declared a dividend of one preferred stock purchase right (each, a “Right”) for each share of our common stock outstanding at the close of business on May 6, 2026 (the “Record Date”). As long as the Rights are attached to the common stock, the Company will issue one Right with each new share of common stock so that all such shares will have attached Rights. Each Right will entitle the registered holder thereof, after the Rights become exercisable and until April 21, 2027 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), of the Company at a price of $11.00 per one one-hundredth of a share of Series A Preferred (the “Purchase Price”). The Rights are not exercisable until the Distribution Date (as defined in the Rights Agreement).
The Rights are designed to assure that all of our stockholders receive fair and equal treatment in the event of any proposed takeover of us and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics to gain control of us without paying all stockholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 10% or more of the common stock on terms not approved by the Board.
As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving us that is not approved by the Board. The Rights Agreement will not interfere with any merger or other business combination approved by the Board at any time prior to the first date that a person or group has become an Acquiring Person (as defined in the Rights Agreement).
The Rights have certain anti-takeover effects, including potentially discouraging a takeover that stockholders may consider favorable. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the Board. The Rights will expire on April 21, 2027, subject to our right to extend such date, unless earlier redeemed or exchanged by us or terminated.
Our contracts with key customers are not subject to minimum purchase commitments, and these customers may reduce or cease orders at any time, which could materially and adversely affect our business.
Many of our contracts with key customers, including NeoTensr and Starshine, do not have minimum purchase commitments, and these contracts are subject to the customer’s issuance of a purchase order. As a result, these customers may, at any time and for any reason, reduce, defer, or cease purchasing our products without penalty or prior notice. Any significant reduction, delay, or discontinuation of orders by any major customer would likely cause our revenues to decline and could materially and adversely affect our business, financial condition, and results of operations.
Because we derive a significant portion of our revenues from a limited number of customers, the loss of any major customer, a material decrease in their purchases, or non-payment by the customer would have a substantial negative impact on our company. Our reliance on sales to these customers exposes us to ongoing risks of revenue fluctuation and business disruption, particularly in the absence of contractual purchase obligations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus may contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus, are forward-looking statements, including statements regarding our future results of operations and financial position, business strategy, financial results and financial position, prospective products, product approvals, research and development costs, timing and likelihood of success, and the plans and objectives of management for future operations. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the respective dates of this prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus, as applicable, and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, those described under “Risk Factors” and elsewhere in this prospectus supplement, the documents incorporated by reference herein and therein, and any applicable free writing prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS
We estimate that the net proceeds from our issuance and sale of shares of our common stock in this offering will be approximately $          million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase additional shares, we estimate that the net proceeds from this offering will be approximately $ million.
We currently expect to use the net proceeds that we receive from this offering for working capital and general corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received in this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY
We have never paid dividends and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Since we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market value of our common stock. There is no guarantee that our common stock will appreciate or even maintain the price at which our holders have purchased it.

DILUTION
Our net tangible book value as of December 31, 2025, was approximately $39.0 million, or $0.32 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2025. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.
Based on the sale by us in this offering of                    shares of common stock at a public offering price of $       per share for net proceeds of approximately $           million after deducting estimated offering expenses and underwriting commissions and expenses payable by us, our pro forma net tangible book value as of December 31, 2025 would have been approximately $           million, or $           per share of our common stock. This represents an immediate increase in net tangible book value to existing stockholders of $           per share of our common stock and an immediate dilution to purchasers in this offering of $           per share of our common stock.
The following table illustrates this calculation on a per share basis.

Public offering price per share		$
Historical net tangible book value per share as of December 31, 2025	$0.32
Increase in net tangible book value per share attributable to new investors purchasing shares of common stock in this offering	$
As adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering		$
Dilution per share to investors purchasing our common stock in this offering		$
The foregoing table and calculations are based on 123,307,021 shares outstanding as of May 1, 2026, and excludes:
•29,698,250 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $11.50 per share;
•9,375,000 shares of common stock issuable upon the exercise of outstanding warrants issued in November 2025, with an exercise price of $5.00 per share;
•29,056,015 shares of common stock issuable upon the exercise of outstanding options, at an average exercise price of $1.39 per share, of which 19,765,037 were vested and exercisable as of such date;
•8,693,492 shares of common stock underlying restricted stock units;
•17,952,676 shares of common stock reserved for future issuance under the 2025 Incentive Award Plan;
•3,047,669 shares of common stock reserved for issuance under the 2025 Employee Stock Purchase Plan; and
•17,600,000 shares of common stock reserved as earnout shares related to the Business Combination
Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and warrants described above. To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering may experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING
We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Northland Securities, Inc. is acting as the sole bookunning manager for this offering. The Benchmark Company, LLC is acting as co-manager. Each underwriter has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. Each underwriter is committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Northland Securities, Inc.
The Benchmark Company, LLC
Total
The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $           per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $           per share. After the offering, these figures may be changed by the underwriters.
The shares sold in this offering are expected to be ready for delivery on or about                   , 2026, against payment in immediately available funds. The underwriters may reject all or part of any order.
We have granted to the underwriters an option to purchase up to an additional                 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.
The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $75,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Price to the public	$	$	$
Underwriting discount to be paid by us	$	$	$
Proceeds, before expenses, to us:	$	$	$
We estimate that the total expenses payable by us in connection with this offering, excluding underwriting discounts, will be $               . This includes $75,000 of the fees and expenses of the underwriters. These expenses are payable by us.
We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments that the underwriters may be required to make in respect of those liabilities.
No Sales of Similar Securities
Subject to certain limited exceptions, each of our directors and officers has agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock for a period of 60 days after the date of this prospectus supplement. The lock-up agreements that our directors and officers have entered into and the Company lock-up pursuant to the underwriting agreement provide limited exceptions and their restrictions may be waived at any time by the underwriters.
Price Stabilization, Short Positions and Penalty Bids
To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may create a short position in our common stock for their own accounts by selling more shares of common stock than we have sold to such underwriter. The underwriters may close out any short position by purchasing shares in the open market.
In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.
In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock on the Nasdaq. Passive market making consists of displaying bids on the Nasdaq by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.
Listing
Our common stock is listed on the Nasdaq Global Market under the symbol “BZAI.”
Other Relationships
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.
In the ordinary course of its various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution
In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriters are not part of this prospectus supplement or the accompanying prospectus.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area.
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:
•to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or
•in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
United Kingdom.
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
•to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or
•in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),
provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Canada.
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland.
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia.
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.
This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS
Faegre Drinker Biddle & Reath LLP will pass upon certain legal matters relating to the issuance and sale of the common stock offered hereby on behalf of Blaize Holdings, Inc. Reed Smith LLP, New York, New York is acting as counsel to the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements of Blaize Holdings, Inc. incorporated into this prospectus supplement by reference in this Registration Statement have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph relating to Blaize’s ability to continue as a going concern), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Blaize Holdings, Inc.
$250,000,000
Common Stock
Preferred Stock
Debt Securities
Stock Purchase Contracts
Warrants
Rights
Units

We may offer and sell up to $250,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities and the general manner in which these securities will be offered.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “BZAI.” On January 26, 2026, the last reported sale price of our common stock on Nasdaq was $1.74 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 4, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Blaize” refer to the consolidated operations of Blaize Holdings, Inc., formerly known as BurTech Acquisition Corporation (“BurTech”), and its subsidiaries. References to “Legacy Blaize” refer to Blaize, Inc., prior to the close of the Business Combination (as defined further herein). All references herein to the “Board” refer to the board of directors of the Company.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov.
Our website address is https://www.blaize.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or may be incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.
Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025.
•Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025, for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025, and for the quarter ended September 30, 2025, filed with the SEC on November 13, 2025.
•Our Current Reports on Form 8-K or 8-K/A filed with the SEC on January 8, 2025, January 13, 2025, January 17, 2025, February 7, 2025, April 15, 2025, June 30, 2025, July 15, 2025, July 16, 2025, September 2, 2025, December 4, 2025 and January 5, 2026.
•The description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on December 8, 2021, as most recently updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025, including any amendments or reports filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement, will also be incorporated by reference in this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report or performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Blaize Holdings, Inc.
4659 Golden Foothill Parkway, Suite 206
El Dorado Hills, CA 95762 (916) 347-0050
(916) 347-0050
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
Blaize provides purpose-built, transformative artificial intelligence (“AI”)-enabled edge computing solutions comprised of hardware and software intended to optimize AI from the edge to the core, with a full-stack programmable processor architecture suite and low-code/no-code software platform that enables AI processing solutions for high-performance computing at both the network’s edge and at data centers. Our solutions are intended to deliver real-time insights and decision-making capabilities at low power consumption, high efficiency, minimal size, and low cost.
Our portfolio includes highly efficient programmable AI processors in a broad range of form factors, deployable across several verticals, including smart city, defense, retail and enterprise markets. Our accelerated AI computing platforms enable applications such as computer vision, advanced video analytics, and AI inference, and our software tools allow non-expert practitioners to deploy existing and novel AI applications on our hardware without the need to learn or use source code.
Recent Developments
Customers
Historical Revenue and Growth Expectations
Our revenue is historically derived from significant customers, some of whom may be related parties. During the first nine months of 2025, our revenue was derived from two significant customers. The first significant customer, located in the Asia Pacific region, is not a related party, and comprised 70% of our revenue during the first nine months of 2025. The other significant customer, located in North America, is a related party and comprised 20% of our revenue during the first nine months of 2025. In 2025, all of our revenue was derived from sales of hardware and software products, and no revenue was derived from services.
In 2024, 98% of our revenue was derived from two different customers, located in both North America and Asia Pacific, both of whom were related parties. In 2024, substantially all of our revenue was derived from services revenue, and these development services contracts have expired.
We anticipate our growth to continue in the Asia-Pacific, North America, and the Persian Gulf regions, as further described below.
Since our revenue is currently concentrated among a small number of customers, revenue recognized from any one significant customer may change the geographical mix of our revenue. Going forward, we expect to derive revenue primarily from sales of hardware and software products and also from professional services.
Purchase Order Contract Agreement (the “POCA”) in the Persian Gulf Region
On May 1, 2024, Blaize entered into a Purchase Order Contract Agreement (the “POCA”) with a UAE private company (the “POCA Counterparty”) that provides defense and other solutions to government entities in the Gulf Cooperation Council region. The initial agreement related to solutions for a defense entity in UAE (collectively, the “Customer”). The POCA was amended on October 18, 2024 to add additional detail regarding hardware and software requirements and estimated delivery schedules. Under the POCA, Blaize expects to provide several solutions to the POCA Counterparty that require low latency, low power and high-performance compute in the field. Specifically, the POCA Counterparty, as the Technical Service Provider (“TSP”) licensed by the Department of Economic Development, Abu Dhabi, Government of United Arab Emirates, and Blaize, as the supplier of equipment, software and/or managed services to TSP for the purpose of installation, provision, operations and/or maintenance of TSP’s networks (in such capacity, the “Vendor”), agreed that the Vendor will supply equipment and services for consideration of up to $104.0 million. Blaize will provide its technology platform to TSP on a project-by-project basis. Each of the project offerings includes a specific combination of Blaize’s software and hardware products, as well as customized delivery, development and installation solutions, to be determined by each end user’s specific needs.

The POCA established a timeline for each of the projects, including deadlines for the deliverables that TSP will require, beginning in the third quarter of 2024 through the fourth quarter of 2025. The timelines were predicated on the Customer defining the first field trials based on its data, after which production of the final solutions would commence. The POCA will continue to be in full force and effect unless terminated earlier by TSP.
Performance of the parties’ obligations under the POCA has been delayed as the Customer changed its initial field trial priorities. As of January 27, 2026, Blaize has not shipped any products or received any payments from the POCA Counterparty. Under the terms of the POCA, Blaize must receive advance payment by the POCA Counterparty before the shipment of any product. Though no revenues have been realized under the terms of the POCA to date, Blaize is expecting to initiate work on field trials once the Customer has identified the specific use cases and provides access to its data. The pace of deployment is contingent on the timing of the Customer’s decisions, and there is no guarantee that field trials will be successful.
We believe that the solutions Blaize is currently developing for TSP and the Customer demonstrate Blaize’s capability to create a full-stack solution for the defense and other industries, and we have been in discussions with the POCA Counterparty throughout 2025 about additional potential opportunities, though there can be no guarantee that such discussions will result in any definitive agreement between the parties.
Legal Proceedings
Jefferies LLC v. Blaize Holdings, Inc. (formerly known as BurTech Acquisition Corp.)
As previously disclosed, the Company was involved in litigation with Jefferies LLC (“Jefferies”) in New York state court related to disputed fees and expenses under an Advisory Services Engagement Letter between BurTech Acquisition Corp and Jefferies for the Business Combination. On November 30, 2025, Blaize and Jefferies settled the matter.
Company Background
On January 13, 2025, subsequent to the end of fiscal year ended December 31, 2024, BurTech completed the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of December 22, 2023 (as amended on April 22, 2024, October 24, 2024, and November 21, 2024, the “Merger Agreement”), by and among BurTech, BurTech Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of BurTech (“Merger Sub”), Blaize, Inc., a Delaware corporation (“Legacy Blaize”) and for the limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company (“Burkhan”). As contemplated by the Merger Agreement, on January 13, 2025, Merger Sub merged with and into Legacy Blaize, with Legacy Blaize being the surviving company and a wholly owned subsidiary of BurTech (the “Merger”, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). We changed our name from “BurTech Acquisition Corporation” to “Blaize Holdings, Inc.” in connection with the closing of the Business Combination. The Merger was accounted for as a reverse merger and recapitalization and BurTech was considered the acquired company for financial statement reporting purposes.
Corporate Information
Our Common Stock is listed on Nasdaq under the symbol “BZAI.” Our principal executive offices are located at 4659 Golden Foothill Parkway in El Dorado Hills, California, 95762, and our telephone number is (916) 347-0050. Our website address is www.blaize.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should consider the risks, uncertainties and other factors described under the caption "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q, that we have filed or will file with the SEC, and in other documents which are incorporated by reference in this prospectus, as well as the risk factors and other information contained in or incorporated by reference in any accompanying prospectus supplement, together with all of the other information included in this prospectus. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these or any unanticipated risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and the trading price of our securities could decline, causing you to lose some or all of your investment in our securities.
Our actual operating results may differ significantly from any guidance that we may provide.
From time to time, we may release projections or guidance in our quarterly earnings releases, quarterly earnings conference calls, or otherwise regarding our future performance that represents our management’s estimates as of the date of release. Any guidance we provide is based on certain assumptions, which may or may not prove to be correct. Failure to meet announced guidance or market expectations going forward, particularly with respect to our operational and financial results, shareholder returns, and expectations regarding the success of our business initiatives, whether due to our assumptions not being met or the impact of various risks and uncertainties, is likely to result in either or both a decline in or increased volatility in the market price of our stock. In addition, price and volume fluctuations in the stock market as a whole may affect the market price of our stock in ways that may be unrelated to our financial performance.
Our long-term success may in part depend on our ability to expand sales to customers located outside of the United States, and we may experience difficulties in collections of our accounts receivable, or other matters that could adversely affect our revenue.
A substantial part of our sales is expected to be outside of the United States and some of our customers have some or all of their operations in countries other than the United States, including China and India. Customers located in these markets can present unique challenges compared to other markets, including longer payment cycles, difficulties in enforcing agreements and collecting payments due to us through certain foreign legal systems,  higher credit risk, and fluctuations in the timing and amount of purchase orders. For example, several of our current customers have payment terms or payment practices that are longer than customary in the United States, which has delayed our ability to collect amounts due to us. Problems with collections from, or sales to, any one of those customers could materially and adversely affect our revenues and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus may contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus, are forward-looking statements, including statements regarding our future results of operations and financial position, business strategy, financial results and financial position, prospective products, product approvals, research and development costs, timing and likelihood of success, and the plans and objectives of management for future operations. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the respective dates of this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus, as applicable, and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, those described under “Risk Factors” and elsewhere in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein, and any applicable free writing prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein and any applicable free writing prospectus, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
As of the date of this prospectus, we had two classes of securities registered pursuant to Section 12 of the Exchange Act: our common stock and our Public Warrants (as defined below).
General
The following description summarizes some of the terms of our certificate of incorporation and bylaws and the Delaware General Corporation Law (“DGCL”). This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC and attached hereto as Exhibits 3.1 and 3.2, respectively, as well as the relevant provisions of the DGCL.
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 600,000,000 shares of Common Stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. No shares of preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting Power
Except as otherwise required by law, as otherwise provided in our certificate of incorporation (as may be amended from time to time) or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of shares of our Common Stock possess all voting power for the election of directors and all other matters requiring stockholder action. Holders of shares of our Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders.
Dividends
Subject to applicable law, the rights and preferences of the holders of our preferred stock and any other provisions of our certificate of incorporation, as it may be amended from time to time, holders of our Common Stock are entitled to receive such dividends and other distributions in cash, stock or property of Blaize when, as and if declared thereon by our Board, in its discretion, from time to time out of assets or funds of Blaize legally available therefor.
Liquidation, Dissolution and Winding Up
Subject to the rights of holders of our preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of our preferred stock ranking senior to the shares of our Common Stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of our Common Stock and the holders of any other class or series of capital stock ranking equally with our Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis.
Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights. No sinking fund provisions are applicable to our Common Stock.
Preferred Stock
Our Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series or the designation of any series, all to the fullest extent now or hereafter permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our Common Stock, restricting dividends on the capital stock of Blaize, diluting the voting power of our Common Stock, impairing the liquidation rights of the capital stock of Blaize, or delaying or preventing a change in control of Blaize.
Election of Directors and Vacancies
Subject to the rights of the holders of any one or more series of preferred stock to elect additional directors under specified circumstances and the terms, the number of directors of our Board is fixed solely and exclusively by our Board, but it currently consists of seven (7) directors.
Under the Bylaws and except as otherwise provided by the Charter, at all meetings of stockholders called for the election of directors at which a quorum is present, a plurality of the votes properly cast is sufficient to elect such directors to the Board.
Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any one or more series of our preferred stock, newly created directorships and any vacancies on our Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of preferred stock), and shall not be filled by the stockholders. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified or until their earlier death, resignation, disqualification or removal. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for a term expiring at the next annual meeting of the stockholders of Blaize and until his or her successor will have been elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Subject to the rights, if any, of the holders of any one or more series of our preferred stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding capital stock of Blaize then entitled to vote generally in the election of directors.
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by Blaize, subject, nevertheless, to the provisions of the DGCL, our certificate of incorporation and our bylaws; provided, however, that no bylaw so adopted will invalidate any prior act of the directors which would have been valid if such bylaw had not been adopted.
Quorum; Voting
The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by our certificate of incorporation and bylaws. If, however, such quorum will not be present or represented at any meeting of the stockholders, the person presiding over the meeting or holders of a majority of the voting power present in person, or by remote communication, if applicable, or represented by proxy, has the power to recess or adjourn the meeting from time to time, without notice other than announcement at the meeting or in any other manner permitted by the DGCL, until a quorum will be present or represented. At such recessed or adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at such adjourned meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, our Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Unless a different or minimum vote is required by statute or by the applicable stock exchange rules, or by our certificate of incorporation or our bylaws, in which case such different or minimum vote shall be the applicable vote on the matter, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter shall be the act of the stockholders. Except as otherwise provided by statute, our certificate of incorporation or our bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote in the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute or by our certificate of incorporation or our bylaws or any applicable stock exchange rules, the holders of a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by our certificate of incorporation or our bylaws or any applicable stock exchange rules, the affirmative vote of the holders of a majority (plurality, in the case of the election of directors) of the voting power of the shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstention and broker non-votes) on such matter shall be the act of such class or classes or series.
Anti-takeover Effects of the Charter and the Bylaws
Our certificate of incorporation or our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized above, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which would apply if and so long as our Common Stock (or units or Warrants) remains listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock.
Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Blaize by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any one or more series of our preferred stock, special meetings of the stockholders of Blaize, for any purpose or purposes, may be called only by (a) the Chairperson of our Board, (b) the Chief Executive Officer, (c) our Board or (d) the President.
Unless otherwise required by law, written notice of a special meeting of stockholders, stating the place, date and time of the meeting, the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.
Our bylaws also provide that unless otherwise restricted by our certificate of incorporation or our bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of our Board or committee.
In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Chairperson of our Board or our Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.
These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Amendment to Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
Our certificate of incorporation provides, however, in addition to the votes required by law, that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of Blaize entitled to thereon, voting together as a single class:
•the provisions regarding the two classes of capital stock of Blaize and the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock;
•the provisions regarding the management of Blaize, the size of our Board, the election and removal of directors to our Board, the filling of vacancies, preferred stockholder election rights, and bylaw amendments;
•the provisions regarding the actions of stockholders of Blaize, advance notice of business to be brought by stockholders and special meetings of stockholders;
•the provisions regarding the limited liability of directors or officers of Blaize;
•the provisions regarding the indemnification of the current and former officers, directors, employees and agents of Blaize;
•the provisions regarding exclusive forums for certain actions; and
•the provisions regarding amending our certificate of incorporation.
Subject to our certificate of incorporation, our Board is expressly empowered to adopt, amend or repeal our bylaws. The stockholders also shall have power to adopt, amend or repeal our bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of Blaize required by applicable law or by our certificate of incorporation (including any certificate of designation relating to any series of preferred stock), such action by stockholders shall require the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of Blaize entitled to vote thereon, voting together as a single class.

Limitations on Liability and Indemnification of Officers and Directors
Our certificate of incorporation limits the liability of the directors and officers of Blaize to the fullest extent permitted by law, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board.
Under the terms of such indemnification agreements, we are required to, among other things, indemnify each of our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and settlement amounts, to the fullest extent permitted by applicable law, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee, or a person for whom he or she is the legal representative, is or was a director or officer of Blaize or any of its subsidiaries or is or was serving at our request as a director, officer, employee or agent for another entity. The indemnification agreements also require us, to the fullest extent not prohibited by law and if so requested, to advance within thirty (30) days of such request all expenses that any of the indemnitees incurred, provided that such indemnitee will return any such advance if it is ultimately determined that such indemnitee is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Exclusive Forum of Certain Actions
Under our certificate of incorporation, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (A) any derivative action, suit or proceeding brought on behalf of Blaize; (B) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of Blaize, to Blaize or its stockholders; (C) any action, suit or proceeding arising out of or pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; and (D) any action, suit or proceeding asserting a claim against Blaize governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law. Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint.
In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, this provision will not apply to claims or suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity holding, owning or otherwise acquiring any interest in any security of Blaize shall be deemed to have notice of and consented to the provisions of our certificate of incorporation.
Warrants
Public Warrants
Upon the consummation of the Merger, BurTech’s 28,750,000 legacy public warrants issued in BurTech’s initial public offering and 898,250 legacy private warrants outstanding immediately prior to the Merger became warrants to purchase the Company’s common stock. All of these warrants are now public warrants (each, a “Public Warrant”) and trade under the ticker symbol “BZAIW”.
Each Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the warrant agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. This means that only a whole Public Warrant may be exercised at any given time by a Public Warrant holder, and only whole Public Warrants will trade. The Public Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a Public Warrant unless Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.
Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $18.00
We may call the Public Warrants for redemption for cash:
•in whole and not in part;
•at a price of $0.01 per Public Warrant;
•upon not less than 30 days’ prior written notice of redemption given after the Public Warrants become exercisable (the “30-day redemption period”) to each Public Warrant holder;
•if, and only if, the reported last sale price of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Public Warrants become exercisable and ending three business days before we send the notice of redemption to the Public Warrant holders; and
•if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Warrants.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of Common Stock may stay below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
If we call the Public Warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Public Warrants. If we take advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between exercise price of the Price Warrants and the “fair market value” of Common Stock (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of Common Stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption.
Redemption Procedures
A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of Common Stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each whole Public Warrant will be increased in proportion to such increase in the outstanding ordinary stock.
If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of Blaize with or into another corporation (other than a consolidation or merger in which Blaize is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Blaize as an entirety or substantially as an entirety in connection with which Blaize is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event.
Other Terms
The Public Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Blaize. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Blaize, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Public Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the warrant holder.
Transfer Agent and Warrant Agent
The transfer agent for our Common Stock and warrant agent for the Public Warrants is Continental Stock Transfer & Trust Company.
Trading Symbols and Market
Our Common Stock and Public Warrants are listed on the Nasdaq Global Market under the symbol “BZAI” and “BZAIW,” respectively.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Blaize,” “we,” “our” or “us” refer to Blaize Holdings, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;
•if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, or premium, if any, or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on certain U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change in Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:
•we are the surviving corporation or the successor person (if other than Blaize) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means, with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Blaize and the trustee receives written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Blaize; or
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•a discussion of certain United States federal income tax considerations applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:
•to vote, consent or receive dividends;
•receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or
•exercise any rights as shareholders of the Company.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal of, or premium or interest on, the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•the date of determining the security holders entitled to the rights distribution;
•the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;
•the exercise price;
•the conditions to completion of the rights offering;
•the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•a discussion of certain United States federal income tax consequences applicable to the rights offering.
Each right would entitle the holder of the rights to purchase for cash shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross- market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement.
Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in

Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock will be listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
The validity of the issuance of securities offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Certain legal matters in connection with the securities offered hereby may be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Blaize, Inc. and Subsidiaries as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024 incorporated into this prospectus by reference in this Registration Statement, have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to Blaize Inc.’s ability to continue as a going concern), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Blaize Holdings, Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31 2024 incorporated into this prospectus by reference in this Registration Statement, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Blaize Holdings, Inc. to continue as a going concern as described in Note 1 to the financial statements), which is incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Blaize Holdings, Inc.
                Shares of Common Stock

Preliminary Prospectus Supplement

Sole Book-Running Manager

Northland Capital Markets

Co-Manager
Benchmark, a StoneX company
                       , 2026